Exhibit 5.1

October 24, 2025

Board of Directors

flyExclusive, Inc.

2860 Jetport Road

Kinston, North Carolina 28504

Gentlemen:

We have acted as counsel to flyExclusive, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of up to an aggregate of 530,381 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) issued in private placements October 2025 (collectively, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the sale and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, and the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the resale of the Shares.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to current federal laws of the United States and the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP